SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Dell Technologies Inc.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL L.P.

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 15, 2018, Carl C. Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to Dell Technologies Inc.. A copy of the Schedule 13D and the Amendment are filed herewith as Exhibit 1 and Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE CLASS V STOCKHOLDERS OF DELL TECHNOLOGIES INC. FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS OF DELL TECHNOLOGIES INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO CLASS V STOCKHOLDERS OF DELL TECHNOLOGIES INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV, OR UPON REQUEST OF OUR PROXY SOLICITOR, HARKINS KOVLER, LLC, BY TELEPHONE AT +1 (212) 468-5380 OR BY EMAIL AT DVMT@HARKINSKOVLER.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS FILED HEREWITH AS EXHIBIT 3. EXCEPT AS OTHERWISE DISCLOSED ON EXHIBIT 3, THE PARTICIPANTS HAVE NO INTEREST IN DELL TECHNOLOGIES INC.